UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Meeting held on May 18, 2021, U.S. Physical Theraphy, Inc. stockholders approved the four proposals, one of which is non-binding, which are described in detail in the Proxy Statement, filed with SEC on April 5, 2021. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.
The results are as follows:

Proposal 1 - Election of eight directors to serve until the next annual meeting of stockholders.
		Votes	Broker
Nominees	Votes For	Withheld	Non-Votes
Edward L. Kuntz	10,970,646	856,095	417,551
Christopher J. Reading	11,681,508	145,233	417,551
Mark J. Brookner	11,271,952	554,789	417,551
Harry S. Chapman	11,671,843	154,898	417,551
Dr. Bernard A. Harris, Jr.	11,104,146	722,595	417,551
Kathleen A. Gilmartin	11,802,251	24,490	417,551
Reginald E. Swanson	11,678,347	148,394	417,551
Clayton K. Trier	11,121,002	705,739	417,551

    Proposal 2 - Advisory vote to approve named executive officer compensation.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
11,177,022	630,135	19,584	417,551

Proposal 3 - Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2021.

	Votes	Votes
Votes For	Against	Abstaining
12,208,019	18,785	17,488

    Proposal 4 – Consideration of any other matters that may properly come before the meeting or any adjournments.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
874,883	10,609,812	179,873	579,724

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 19, 2021	By:	/s/ CAREY HENDRICKSON
Carey Hendrickson
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)